Exhibit 99.2

INTEL CORPORATION
RESTRICTED STOCK UNIT AGREEMENT
UNDER THE 2006 EQUITY INCENTIVE PLAN
(for RSUs granted after January 20, 2011 under the standard OSU program)

1.	TERMS OF RESTRICTED STOCK UNIT

This Restricted Stock Unit Agreement (this “Agreement”), the Notice of Grant delivered herewith (the “Notice of Grant”) and the Intel Corporation 2006 Equity Incentive Plan (the “2006 Plan”), as such may be amended from time to time, constitute the entire understanding between you and Intel Corporation (the “Corporation”) regarding the Restricted Stock Units (“RSUs”) identified in your Notice of Grant.

2.	VESTING OF RSUs

Provided that you remain continuously employed by the Corporation or a Subsidiary on a full time basis from the Grant Date specified in the Notice of Grant through the vesting date that is three years and one month after the grant date (as specified in the Notice of Grant), then as of the vesting date the RSUs shall vest and be converted into the right to receive the number of shares of the Corporation’s Common Stock, $.001 par value (the “Common Stock”), determined by multiplying the Target Number of Shares as specified on the Notice of Grant by the conversion rate as set forth below, and except as otherwise provided in this Agreement.  If a vesting date falls on a weekend or any other day on which the NASDAQ Stock Market ("NASDAQ") is not open, affected RSUs shall vest on the next following NASDAQ business day.

RSUs will vest to the extent provided in and in accordance with the terms of the Notice of Grant and this Agreement.  If your status as an Employee terminates for any reason except death, Disablement (defined below) or Retirement (defined below), prior to the vesting date set forth in your Notice of Grant, your unvested RSUs and dividend equivalents will be cancelled.

3.	CONVERSION OF RSUs

The conversion rate of RSUs into the right to receive a number of shares of Common Stock depends on the Corporation’s Total Stockholder Return (“Intel TSR”) relative to the Total Stockholder Return of the Tech 15 (“Tech 15 TSR”) at the end of the Performance Period, as those terms are defined below.  The minimum conversion rate shall be 50% of the Target Number of Shares as specified on the Notice of Grant and the maximum conversion rate shall be 200% of the Target Number of Shares as specified on the Notice of Grant.  If the Intel TSR and Tech 15 TSR are within 1 percentage point, the conversion rate shall be 100%.  If the Intel TSR is less than the Tech 15 TSR, the conversion rate shall be 100% minus two and half times the difference in percentage points.  If the Intel TSR is greater than the Tech 15 TSR, the conversion rate shall be 100% plus five times the difference in percentage points.  In the event that the conversion rate results in the right to receive a partial share of Common Stock, the conversion rate shall be rounded down so that the RSUs shall not convert into the right to receive the partial share.

By way of illustration, assume the Tech 15 TSR is 100%.  If the Intel TSR equals 100.5%, the conversion rate is 100%, so that your RSUs convert into the right to receive 100% of the Target Number of Shares.  If the Intel TSR is 90%, the difference is 10 percentage points and the conversion rate is 75%, so that your RSUs convert into the right to receive 75% of the Target Number of Shares.  If the Intel TSR is 105%, the difference is 5 percentage points and the conversion rate is 125%, so that your RSUs convert into the right to receive 125% of the Target Number of Shares.

(a)	Intel TSR is a percentage (to the third decimal point) derived by:

(1)
A numerator that is difference between the average closing sale price of Common Stock during the 6 months prior to and including the grant date subtracted from the average closing sale price of Common Stock during the 6 months prior to and including the end of the Performance Period, plus any dividends paid or payable with respect to a record date that occurs during the Performance Period; and

(2)	A denominator that is the average closing sale price of Common Stock during the 6 months prior to and including the grant date.

(b)
Tech 15 TSR is the median TSR of the fifteen technology companies included in the Corporation’s peer group for determining executive compensation, as determined by the Compensation Committee prior to the grant date, and regardless of any subsequent change after the grant date.

TSR of each stock for purposes of the Tech 15 TSR is a percentage (to the third decimal point) derived by:

(1)
A numerator that is the difference between the weighted average closing sale price of common stock during the 6 months prior to and including the grant date subtracted from the weighted average closing sale price of common stock during the 6 months prior to and including the end of the Performance Period, plus any dividends paid or payable with respect to a record date that occurs during the Performance Period; and

(2)	A denominator that is the average closing sale price of common stock during the 6 months prior to and including the grant date; and

(c)	For purposes of determining TSR of any company (including the Corporation):

(1)
Any dividend paid or payable in cash shall be valued at its cash amount (without any deemed reinvestment).  Any dividend paid in securities with a readily ascertainable fair market value shall be valued at the market value of the securities as of the dividend record date.  Any dividend paid in other property shall be valued based on the value assigned to such dividend by the paying company for tax purposes.

(2)
Any company included in the Tech 15 TSR on the grant date that does not have a stock price that is quoted on a national securities exchange at the end of the Performance Period will be factored into the median calculation based on its TSR from the grant date until the last date on which its stock price was last quoted on a national securities exchange in the United States.

(3)
The Compensation Committee may equitably adjust a company's TSR for equity restructuring transactions such as, but not limited to, a stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization or reorganization.

(d)
Performance Period is the period beginning with the grant date and ending three years later on the third anniversary of the grant date.  If the third anniversary of the grant date falls on a weekend or any other day on which the NASDAQ is not open, the Performance Period shall end on the next following NASDAQ business day. If for any reason the Corporation (including any successor corporation) ceases to have its stock price quoted on a national securities exchange, the Performance Period shall end as of the last date that the stock price is quoted on a national securities exchange.

4.	DIVIDEND EQUIVALENTS

Dividend equivalents will vest at the same time as their corresponding RSUs and convert into the right to receive shares of Common Stock.  Dividend equivalents will be paid on the number of shares of the Corporation’s Common Stock into which this RSU is converted by determining the sum of the dividends paid or payable on such number of shares of Common Stock with respect to each record date that occurs between the Grant Date and the vesting date specified in the Notice of Grant (without any interest or compounding), divided (to the third decimal point) by the average of the highest and lowest sales prices of the Common Stock as reported by NASDAQ on the last day of the Performance Period.  The quotient derived from the previous sentence shall be rounded down so that dividend equivalents will convert into the right to receive whole shares of Common Stock.

5.	SETTLEMENT INTO COMMON STOCK

Shares of Common Stock will be issued or become free of restrictions as soon as practicable following the vesting date of the RSUs and dividend equivalents, provided that you have satisfied your tax withholding obligations as specified under Section 11 of this Agreement and you have completed, signed and returned any documents and taken any additional action that the Corporation deems appropriate to enable it to accomplish the delivery of the shares of Common Stock.  The shares of Common Stock will be issued in your name (or may be issued to your executor or personal representative, in the event of your death or Disablement), and may be effected by recording shares on the stock records of the Corporation or by crediting shares in an account established on your behalf with a brokerage firm or other custodian, in each case as determined by the Corporation.  In no event will the Corporation be obligated to issue a fractional share.

Notwithstanding the foregoing, (i) the Corporation shall not be obligated to deliver any shares of the Common Stock during any period when the Corporation determines that the conversion of a RSU or the delivery of shares hereunder would violate any laws of the United States or your country of residence or employment and/or may issue shares subject to any restrictive legends that, as determined by the Corporation’s counsel, is necessary to comply with securities or other regulatory requirements, and (ii) the date on which shares are issued or credited to your account may include a delay in order to provide the Corporation such time as it determines appropriate to calculate Intel TSR and Tech 15 TSR, for the Committee (as defined below) to certify performance results, to calculate and address tax withholding and to address other administrative matters.  The number of shares of Common Stock into which RSUs and dividend equivalents convert as specified in the Notice of Grant shall be adjusted for stock splits and similar matters as specified in and pursuant to the 2006 Plan.

6.	SUSPENSION OR TERMINATION OF RSU FOR MISCONDUCT

If at any time the Committee of the Board of Directors of the Corporation established pursuant to the 2006 Plan (the "Committee"), including any Subcommittee or “Authorized Officer” (as defined in Section 8. (a)(v) of the 2006 Plan) notifies the Corporation that they reasonably believe that you have committed an act of misconduct as described in Section 8. (a)(v) of the 2006 Plan (embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, an unauthorized disclosure of any Corporation trade secret or confidential information, any conduct constituting unfair competition, inducing any customer to breach a contract with the Corporation or inducing any principal for whom the Corporation acts as agent to terminate such agency relationship), the vesting of your RSUs and dividend equivalents may be suspended pending a determination of whether an act of misconduct has been committed. If the Corporation determines that you have committed an act of misconduct, all RSUs and dividend equivalents not vested as of the date the Corporation was notified that you may have committed an act of misconduct shall be cancelled and neither you nor any beneficiary shall be entitled to any claim with respect to the RSUs and dividend equivalents whatsoever. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive, and binding on all interested parties.

7.	TERMINATION OF EMPLOYMENT

Except as expressly provided otherwise in this Agreement, if your employment by the Corporation terminates for any reason, whether voluntarily or involuntarily, other than on account of death, Disablement (defined below) or Retirement (defined below), all RSUs and dividend equivalents not then vested shall be cancelled on the date of employment termination, regardless of whether such employment termination is as a result of a divestiture or otherwise.   For purposes of this Section 7, your employment with any partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Corporation or a Subsidiary is a party shall be considered employment for purposes of this provision if either (a) an the entity is designated by the Committee as a Subsidiary for purposes of this provision or (b) you are specifically designated as an employee of a Subsidiary for purposes of this provision.

For purposes of this provision, your employment is not deemed terminated if, prior to sixty (60) days after the date of termination from the Corporation or a Subsidiary, you are rehired by the Corporation or a Subsidiary on a basis that would make you eligible for future grants of Intel RSUs and dividend equivalents, nor would your transfer from the Corporation to any Subsidiary or from any one Subsidiary to another, or from a Subsidiary to the Corporation be deemed a termination of employment.

8.	DEATH

Except as expressly provided otherwise in this Agreement, if you die while employed by the Corporation, your RSUs and dividend equivalents will become one hundred percent (100%) vested.

9.	DISABILITY

Except as expressly provided otherwise in this Agreement, if your employment terminates as a result of Disablement, your RSUs and dividend equivalents will become one hundred percent (100%) vested upon the later of the date of your termination of employment due to your Disablement or the date of determination of your Disablement.

For purposes of this Section 9, “Disablement” shall be determined in accordance with the standards and procedures of the then-current Long Term Disability Plan maintained by the Corporation or the Subsidiary that employs you, and in the event you are not a participant in a then-current Long Term Disability Plan maintained by the Corporation or the Subsidiary that employs you, “Disablement” shall have the same meaning as disablement is defined in the Intel Long Term Disability Plan, which is generally a physical condition arising from an illness or injury, which renders an individual incapable of performing work in any occupation, as determined by the Corporation.

10.	RETIREMENT

Except as expressly provided otherwise in these Standard Terms, if your employment terminates as a result of Retirement, your RSUs and dividend equivalents will become one hundred percent (100%) vested upon the date of your Retirement.  For purposes of this Section 10, “Retirement” shall mean:

(a)	You You terminate employment with the Corporation at or after age 60 (“Standard Retirement”); or

(b)	You terminate employment with the Corporation and as of the termination date when your age plus years of service (in each case measured in complete, whole years) equals or exceeds 75 (“Rule of 75”).

11.	TAX WITHHOLDING

RSUs and dividend equivalents are taxable upon vesting based on the Market Value in accordance with the tax laws of the country where you are resident or employed.  RSUs and dividend equivalents are taxable in accordance with the existing or future tax laws of the country where you are a resident or employed.  If you are an U.S. citizen or expatriate, you may also be subject to U.S. tax laws.

To the extent required by applicable federal, state or other law, you shall make arrangements satisfactory to the Corporation (or the Subsidiary that employs you, if your Subsidiary is involved in the administration of the 2006 Plan) for the payment and satisfaction of any income tax, social security tax, payroll tax, social taxes, applicable national or local taxes, or payment on account of other tax related to withholding obligations that arise by reason of granting of a RSU, vesting of a RSU or any sale of shares of the Common Stock (whichever is applicable).

The Corporation shall not be required to issue or lift any restrictions on shares of the Common Stock pursuant to your RSUs and dividend equivalents or to recognize any purported transfer of shares of the Common Stock until such obligations are satisfied.

Unless provided otherwise by the Committee, these obligations will be satisfied by the Corporation withholding a number of shares of Common Stock that would otherwise be issued under the RSUs and dividend equivalents that the Corporation determines has a Market Value sufficient to meet the tax withholding obligations.  In the event that the Committee provides that these obligations will not be satisfied under the method described in the previous sentence, you authorize UBS Financial Services Inc., or any successor plan administrator, to sell a number of shares of Common Stock that are issued under the RSUs and dividend equivalents, which the Corporation determines is sufficient to generate an amount that meets the tax withholding obligations plus additional shares to account for rounding and market fluctuations, and to pay such tax withholding to the Corporation.  The shares may be sold as part of a block trade with other participants of the 2006 Plan in which all participants receive an average price.  For this purpose, "Market Value" will be calculated as the average of the highest and lowest sales prices of the Common Stock as reported by NASDAQ on the day your RSUs and dividend equivalents vest.  The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty.

You are ultimately liable and responsible for all taxes owed by you in connection with your RSUs and dividend equivalents, regardless of any action the Corporation takes or any transaction pursuant to this Section 11 with respect to any tax withholding obligations that arise in connection with the RSUs and dividend equivalents. The Corporation makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or settlement of the RSUs and dividend equivalents or the subsequent sale of any of the shares of Common Stock underlying the RSUs and dividend equivalents that vest. The Corporation does not commit and is under no obligation to structure the RSU program to reduce or eliminate your tax liability.

12.	RIGHTS AS A STOCKHOLDER

Your RSUs and dividend equivalents may not be otherwise transferred or assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise, and may not be subject to execution, attachment or similar process.  Any attempt to transfer, assign, hypothecate or otherwise dispose of your RSUs and dividend equivalents other than as permitted above, shall be void and unenforceable against the Corporation.

You will have the rights of a stockholder only after shares of the Common Stock have been issued to you following vesting of your RSUs and dividend equivalents and satisfaction of all other conditions to the issuance of those shares as set forth in this Agreement.  RSUs and dividend equivalents shall not entitle you to any rights of a stockholder of Common Stock and there are no voting or dividend rights with respect to your RSUs and dividend equivalents.  RSUs and dividend equivalents shall remain terminable pursuant to this Agreement at all times until they vest and convert into shares.  As a condition to having the right to receive shares of Common Stock pursuant to your RSUs and dividend equivalents, you acknowledge that unvested RSUs and dividend equivalents shall have no value for purposes of any aspect of your employment relationship with the Corporation.

13.	DISPUTES

Any question concerning the interpretation of this Agreement, your Notice of Grant, the RSUs or the 2006 Plan, any adjustments required to be made thereunder, and any controversy that may arise under this Agreement, your Notice of Grant, the RSUs or the 2006 Plan shall be determined by the Committee (including any person(s) to whom the Committee has delegated its authority) in its sole and absolute discretion.  Such decision by the Committee shall be final and binding unless determined pursuant to Section 16(e) to have been arbitrary and capricious.

14.	AMENDMENTS

The 2006 Plan and RSUs and dividend equivalents may be amended or altered by the Committee or the Board of Directors of the Corporation to the extent provided in the 2006 Plan.

15.	DATA PRIVACY

You explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Corporation for the exclusive purpose of implementing, administering and managing your participation in the 2006 Plan.

You hereby understand that the Corporation holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the 2006 Plan (“Data”).  You hereby understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the 2006 Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country.  You hereby understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.  You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the 2006 Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired under your RSUs and dividend equivalents.  You hereby understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the 2006 Plan.  You hereby understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.  You hereby understand, however, that refusing or withdrawing your consent may affect your ability to participate in the 2006 Plan.  For more information on the consequences of your refusal to consent or withdrawal of consent, you hereby understand that you may contact the human resources representative responsible for your country at the local or regional level.

16.	THE 2006 PLAN AND OTHER TERMS; OTHER MATTERS

(a)
Certain capitalized terms used in this Agreement are defined in the 2006 Plan.  Any prior agreements, commitments or negotiations concerning the RSUs and dividend equivalents are superseded by this Agreement and your Notice of Grant.  You hereby acknowledge that a copy of the 2006 Plan has been made available to you.

The grant of RSUs and dividend equivalents to an employee in any one year, or at any time, does not obligate the Corporation or any Subsidiary to make a grant in any future year or in any given amount and should not create an expectation that the Corporation or any Subsidiary might make a grant in any future year or in any given amount.

(b)
To the extent that the grant of RSUs and dividend equivalents refers to the Common Stock of Intel Corporation, and as required by the laws of your country of residence or employment, only authorized but unissued shares thereof shall be utilized for delivery upon vesting in accord with the terms hereof.

(c)
Notwithstanding any other provision of this Agreement, if any changes in the financial or tax accounting rules applicable to the RSUs and dividend equivalents covered by this Agreement shall occur which, in the sole judgment of the Committee, may have an adverse effect on the reported earnings, assets or liabilities of the Corporation, the Committee may, in its sole discretion, modify this Agreement or cancel and cause a forfeiture with respect to any unvested RSUs and dividend equivalents at the time of such determination.

(d)	Nothing contained in this Agreement creates or implies an employment contract or term of employment upon which you may rely.

(e)
Because this Agreement relates to terms and conditions under which you may be issued shares of Common Stock of Intel Corporation, a Delaware corporation, an essential term of this Agreement is that it shall be governed by the laws of the State of Delaware, without regard to choice of law principles of Delaware or other jurisdictions.  Any action, suit, or proceeding relating to this Agreement or the RSUs and dividend equivalents granted hereunder shall be brought in the state or federal courts of competent jurisdiction in the State of California.

(f)
Notwithstanding anything to the contrary in this Agreement or the applicable Notice of Grant, your RSUs and dividend equivalents are subject to reduction by the Corporation if you change your employment classification from a full-time employee to a part-time employee.

(g)
RSUs and dividend equivalents are not part of your employment contract (if any) with the Corporation, your salary, your normal or expected compensation, or other remuneration for any purposes, including for purposes of computing severance pay or other termination compensation or indemnity.

(h)
In consideration of the grant of RSUs and dividend equivalents, no claim or entitlement to compensation or damages shall arise from termination of your RSUs and dividend equivalents or diminution in value of the RSUs and dividend equivalents or Common Stock acquired through vested RSUs and dividend equivalents resulting from termination of your active employment by the Corporation (for any reason whatsoever and whether or not in breach of local labor laws) and you hereby release the Corporation from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then you shall be deemed irrevocably to have waived your entitlement to pursue such claim.

(i)
Notwithstanding any terms or conditions of the 2006 Plan to the contrary, in the event of involuntary termination of your employment (whether or not in breach of local labor laws), your right to receive the RSUs and dividend equivalents and vest in RSUs and dividend equivalents under the 2006 Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), your right to sell shares of Common Stock that converted from vested RSUs and dividend equivalents after termination of employment, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law.

(j)
Notwithstanding any provision of this Agreement, the Notice of Grant or the 2006 Plan to the contrary, if, at the time of your termination of employment with the Corporation,  you are a “specified employee” as defined in Section 409A of the Internal Revenue Code ("Code"), and one or more of the payments or benefits received or to be received by you pursuant to the RSUs and dividend equivalents would constitute deferred compensation subject to Section 409A, no such payment or benefit will be provided under the RSUs and dividend equivalents until the earliest of (A) the date which is six (6) months after  your "separation from service” for any reason, other than death or “disability” (as such terms are used in Section 409A(a)(2) of the Code), (B) the date of your death or “disability” (as such term is used in Section 409A(a)(2)(C) of the Code) or (C) the effective date of a “change in the ownership or effective control” of the Corporation (as such term is used in Section 409A(a)(2)(A)(v) of the Code).  The provisions of this Section 16(j) shall only apply to the extent required to avoid your incurrence of any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder.  In addition, if any provision of the RSUs would cause you to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Corporation may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

(k)
Copies of Intel Corporation's Annual Report to Stockholders for its latest fiscal year and Intel Corporation's latest quarterly report are available, without charge, at the Corporation's business office.

(l)
Notwithstanding any other provision of this Agreement, if any changes in law or the financial or tax accounting rules applicable to the RSUs and dividend equivalents covered by this Agreement shall occur, the Corporation may, in its sole discretion, (1) modify this Agreement to impose such restrictions or procedures with respect to the RSUs and dividend equivalents (whether vested or unvested), the shares issued or issuable pursuant to the RSUs and dividend equivalents and/or any proceeds or payments from or relating to such shares as it determines to be necessary or appropriate to comply with applicable law or to address, comply with or offset the economic effect to the Corporation of any accounting or administrative matters relating thereto, or (2) cancel and cause a forfeiture with respect to any unvested RSUs and dividend equivalents at the time of such determination.